UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2013

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Burger King Worldwide, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. At the annual meeting, the Company’s stockholders: (i) elected the eight (8) directors specifically named in the Company’s proxy statement, each for a term of one (1) year, (ii) approved, on an advisory basis, the compensation paid by the Company to its named executive officers (“say-on-pay vote”), (iii) approved, on an advisory basis, the frequency of one (1) year for future say-on-pay votes, (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013, and (v) approved the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”), which increased the shares available for issuance under the Plan from 8,500,000 to 14,500,000. The voting results for each proposal are as follows:

Proposal 1: Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year:

Nominees	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Bernardo Hees	303,420,767	11,589,568	6,261,629

Alexander Behring	303,365,866	11,644,469	6,261,629

Martin E. Franklin	314,437,640	572,695	6,261,629

Paul J. Fribourg	314,475,574	534,761	6,261,629

Alan Parker	314,475,250	535,085	6,261,629

Carlos Alberto Sicupira	303,366,314	11,644,021	6,261,629

Marcel Hermann Telles	294,785,535	20,224,800	6,261,629

Alexandre Van Damme	314,499,692	510,643	6,261,629

Proposal 2: Approval, on an advisory basis, of the compensation paid by the Company to its named executive officers (the “say-on-pay vote”):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

313,723,747	695,557	591,029	6,261,631

Proposal 3: Approval, on an advisory basis, of the frequency of the say-on-pay vote in the future:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES

313,019,034	9,109	1,387,750	594,440	6,261,631

Proposal 4: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2013:

FOR	AGAINST	ABSTAIN

320,119,859	613,616	538,489

Proposal 5: Approval of the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”), which will increase the shares available for issuance under the Plan from 8,500,000 to 14,500,000:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

293,904,676	20,484,819	620,840	6,261,629

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

	By:	/s/ Jill M. Granat
Jill M. Granat
Date: May 20, 2013		SVP and General Counsel